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                                                                EXHIBIT 5-A

                  [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                  October 15, 1998



The MediaOne Finance Trusts
(as defined below)
188 Inverness Drive West
Englewood, Colorado  80112


          Re:  The MediaOne Finance Trusts
               ---------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to MediaOne Finance
Trust III, MediaOne Finance Trust IV, MediaOne Finance Trust V and MediaOne Finance Trust VI, each a Delaware statutory business trust (collectively referred to herein as the "MediaOne Finance Trusts" and each individually as a "MediaOne Finance Trust"), in connection with certain matters relating to the creation of the MediaOne Finance Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in Registration Statement Nos. 333-65371, 333-65371-01, 333-65371-02, 333-65371-03, 333-65371-04 and 333-65371-05 (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") by MediaOne Group, Inc., a Delaware corporation (the "Company"), MediaOne Group Funding, Inc., a Delaware corporation ("Funding"), and the MediaOne Finance Trusts on October 6, 1998 (as so filed and hereafter amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used with respect to each MediaOne Finance Trust as defined in the draft dated October 13, 1998 - 5:11 PM of the form of Amended and Restated Declaration of Trust (the "Draft Governing Instrument").

          In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificates of Trust of each MediaOne Finance Trust, each as filed in the Office of the Secretary of the State of Delaware (the "State Office") on October 5, 1998 (the Certificate of Trust of each MediaOne Finance Trust is referred to herein as a "Certificate"); the Declaration of Trust of each MediaOne Finance Trust, each dated as of October 5, 1998 (the Declaration of Trust of each MediaOne Finance Trust is referred to herein

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The MediaOne Finance Trusts
October 15, 1998
Page 2

as an "Original Governing Instrument"); the Draft Governing Instrument; the Indenture dated as of June 12, 1998 between the Company, Funding and Norwest Bank Minnesota, National Association, as Trustee and the form of Supplemental Indenture to be entered into in connection therewith; the form of Preferred Securities Guarantee to be made by the Company and the First National Bank of Chicago, as trustee, with respect to each MediaOne Finance Trust (each, a "Guarantee Agreement"); the Registration Statement as originally filed with the Commission; and a certification of good standing of each MediaOne Finance Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation, organization or creation, valid existence and good standing of each MediaOne Finance Trust and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation, organization or creation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each MediaOne Finance Trust; (iii) that the Company, The First National Bank of Chicago, First Chicago Delaware Inc. and the appropriate Regular Trustees will duly authorize, execute and deliver an amended and restated declaration of trust for each MediaOne Finance Trust in the form of the Draft Governing Instrument (each, a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the creation of each MediaOne Finance Trust and the issuance by each MediaOne Finance Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of such MediaOne Finance Trust; (iv) that the Preferred Securities of each MediaOne Finance Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee Agreement relating to each such MediaOne Finance Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Preferred Securities by each MediaOne Finance Trust, that would cause a dissolution or liquidation of any MediaOne Finance Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each MediaOne Finance Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"); (vii) that prior to the first issuance of Preferred Securities by each MediaOne Finance Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each MediaOne Finance Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such MediaOne Finance Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities by each MediaOne Finance Trust, will not

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The MediaOne Finance Trusts
October 15, 1998
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be, amended, supplemented or otherwise modified, except as herein referenced.
 No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any MediaOne
Finance Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance, the Preferred Securities of each MediaOne Finance Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such MediaOne Finance Trust. We note that pursuant to each Governing Instrument, each MediaOne Finance Trust may withhold amounts otherwise distributable to a Holder of Securities in such MediaOne Finance Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each MediaOne Finance Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to a pre-effective amendment to the Registration Statement and to the use of our name under the heading "LEGAL OPINIONS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                              Very truly yours,

                              MORRIS, NICHOLS, ARSHT & TUNNELL

                              /s/  Morris, Nichols, Arsht & Tunnell